UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


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[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))

[   ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[ X ] Soliciting Material Pursuant to ss.240.14a-12

                                  CENVEO, INC.
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                (Name of Registrant as Specified in Its Charter)

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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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FOR IMMEDIATE RELEASE                               INVESTORS:
                                                    Michel P. Salbaing
                                                    Acting CEO, Senior
                                                        Vice President & CFO
                                                    Cenveo, Inc.
                                                    303-790-8023
                                                    michel.salbaing@cenveo.com
                                                    --------------------------

                                                    MEDIA:
                                                    Kathy Hedin
                                                    Director of Communications
                                                    Cenveo, Inc.
                                                    303-566-7494
                                                    Abernathy MacGregor
                                                    Rhonda Barnat/Mike Pascale
                                                    212-371-5999


                  CENVEO RESPONDS TO BURTON CAPITAL MANAGEMENT



   Company Reports Continued Progress in Evaluation of Strategic Alternatives



ENGLEWOOD, Co., June 10, 2005 - Cenveo(TM) Inc. (NYSE: CVO) today confirmed that it has received a letter from Burton Capital Management, LLC, Goodwood Inc. and certain other shareholders calling for a special meeting of Cenveo's shareholders.

The Company said that if a meeting of shareholders has been properly called for, the Board will meet and set a date for such a meeting.

As previously announced, the Company is aggressively exploring all of its strategic alternatives, with a view towards determining what course of action will maximize shareholder value. The Company cautions its shareholders to be wary of any shareholder group that seeks to short-circuit the Company's current evaluation of strategic alternatives. The Company noted that Mr. Burton declined to participate in the Board's competitive processes, and declined to make an acquisition proposal or proposal to make a direct investment in the Company. Mr. Burton has reiterated his demand that the Board appoint him Chairman and CEO without allowing for any further exploration of the Company's strategic alternatives.


On April 18, 2005, Cenveo announced that it had, with the assistance of its financial and legal advisors, commenced an aggressive and thorough evaluation of strategic alternatives with the goal of maximizing shareholder value. The Board confirms that a number of interested parties have been studying confidential information provided to them by the Company. The exploration

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of strategic alternatives is progressing well. It should be noted that there can be no assurance of any particular outcome from this review.

Susan Rheney, Chairman of Cenveo, said, "We are deeply engaged in an orderly and thorough review of our strategic alternatives with the goal of maximizing shareholder value for all shareholders. We invite all interested parties to participate as part of this deliberate process; we are concerned about any party that may wish to disrupt this process out of self-interest, rather than the interests of all shareholders."









                                      * * *

14a-12 Disclosure
-----------------

Cenveo intends to file a proxy statement in connection with any special meeting of its shareholders. Cenveo shareholders should read the proxy statement and other relevant materials when they become available, because they will contain important information. In addition to the documents described above, Cenveo files annual, quarterly and current reports, proxy statements and other information with the SEC. The proxy statement and other relevant materials (when they become available), and any other documents filed with the SEC by Cenveo are available without charge at the SEC's website, at www.sec.gov, or from Company's Web site at http://www.cenveo.com.

Cenveo and its officers and directors may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the requested special meeting of its shareholders. A description of certain interests of the directors and executive officers of Cenveo is set forth in Cenveo's proxy statement for its 2005 annual meeting which was filed with the SEC on March 7, 2005. Additional information regarding the interests of such potential participants will be included in the definitive proxy statement and other relevant documents to be filed with the SEC in connection with the requested special meeting of its shareholders.


About Cenveo, Inc.
------------------

Cenveo, Inc. (NYSE: CVO), www.cenveo.com, is one of North America's leading providers of visual communications with one-stop services from design through fulfillment. The Company is uniquely positioned to serve both direct customers through its commercial segment, and distributors and resellers of printed office products through its Quality Park resale segment. The Company's broad portfolio of services and products include e-services, envelopes, offset and digital printing, labels and business documents. Cenveo currently has approximately 10,000 employees and more than 80 production locations plus five advanced fulfillment and distribution centers throughout North America. In 2004 and 2005, Cenveo was voted among Fortune Magazine's Most Admired Companies in the printing and publishing category and has consistently earned one of the highest Corporate Governance Quotients by Institutional Shareholder Services. The Company is headquartered in Englewood, Colorado.

Cenveo and Vision Delivered are either trademarks or registered trademarks of Cenveo, Inc.


Forward-Looking Statements
--------------------------

Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which are subject to risks and uncertainties, including without limitation: (1) general economic, business and labor conditions, (2) the ability to implement the Company's strategic initiatives, (3) the ability to regain profitability after substantial losses in 2002 and 2001 and in the first quarter of 2004, (4) the majority of Company's sales are not subject to long-term contracts, (5) the industry is extremely competitive due to over capacity, (6) the impact of the Internet and other electronic media on the demand for envelopes and printed material, (7) postage rates and other changes in the direct mail industry, (8) environmental laws may affect the Company's business, (9) the ability to retain key management personnel, (10) compliance with recently enacted and proposed changes in laws and regulations affecting public companies could be burdensome and expensive, (11) the ability to successfully identify, manage and integrate possible future acquisitions, (12) dependence on suppliers and the costs of paper and other raw materials and the ability to pass paper price increases onto customers, (13) the ability to meet customer demand for additional value-added products and services, (14) changes in interest rates and currency exchange rates of the Canadian dollar, (15) the ability to manage operating expenses,
(16) the risk that a decline in business volume or profitability could result in a further impairment of goodwill, and (17) the ability to timely or adequately respond to technological changes in the Company's industry.

Discussion of additional factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations is set forth under Management's Discussion and Analysis of Results of Operations and Financial Condition in the Cenveo, Inc. Annual Report for the fiscal year ended December 31, 2004, and in the Company's other SEC filings. A copy of the annual report is available on the Company's Web site at http://www.cenveo.com